UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2012 (September 29, 2012)

GENVEC, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-24469	23-2705690
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

65 West Watkins Mill Road, Gaithersburg, Maryland	20878
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(240) 632 0740

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On September 29, 2012, GenVec, Inc. (the “Company”) entered into an agreement with the U.S. Naval Medical Logistics Command to support malaria vaccine development efforts at the U.S. Naval Medical Research Center (“NMRC”). Under the Agreement, the Company will provide clinical supplies to be used in one or more Phase 1 clinical trials by the NMRC. Subject to the terms of the agreement, including the Navy’s customary right of termination for convenience, the Company anticipates receiving approximately $3.5 million over three years, with approximately $0.6 million being recognized in the fourth quarter of 2012, $1.9 million being recognized in 2013, $1.0 million being recognized in 2014 and approximately $25,000 being recognized in 2015. The agreement contains an option of up to an additional $0.2 million of work that can be requested by the NMRC.

Section 7 – Regulation FD

Item 7.01 Regulation FD Disclosure.

A copy of the press release regarding the announcement of the agreement described above is attached hereto and incorporated herein by reference as Exhibit 99.1.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Number	Description
99.1	Press release of GenVec, Inc., dated October 2, 2012

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENVEC, INC.

Date: October 2, 2012	By:	/s/ Douglas J. Swirsky
Douglas J. Swirsky
Senior Vice President, Chief Financial Officer,
Treasurer and Corporate Secretary

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EXHIBIT INDEX

Number	Description
99.1	Press release of GenVec, Inc. dated October 2, 2012

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